Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER,

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002*

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, Joel Gay, President and Chief Executive Officer of Energy Recovery, Inc. (the “Company”), and Chris Gannon, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the period covered by the Quarterly Report.

/s/ JOEL GAY	/s/ CHRIS GANNON
President and Chief Executive Officer	Chief Financial Officer

Dated: May 4, 2017	Dated: May 4, 2017

____________

*

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act and is not to be incorporated by reference into any filing of Energy Recovery, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference.